Exhibit 99.77O

                                   FORM 10f-3
                               THE BLACKROCK FUNDS
                         RECORD OF SECURITIES PURCHASED

                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock Municipal Bond Trust (BBK), BlackRock Municipal Income Trust (BFK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Municipal Income Trust II (BLE), BlackRock National Municipal Fund (BR-NATL), BlackRock Strategic Municipal Trust
     (BSD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock Muni-Holdings Fund II, Inc. (MUH), BlackRock MuniYield Fund, Inc. (MYD), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Income Trust (BFZ), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock California Municipal Bond Trust (BZA), BlackRock MuniVest Fund, Inc. (MVF), BlackRock MuniVest Fund II, Inc. (MVT), BlackRock MuniYield California Fund, Inc. (MYC), BlackRock MuniYield Insured Fund, Inc (MYI), PI

2.   Issuer: California State GO

3.   Date of Purchase: June 21, 2007

4.   Underwriter from whom purchased: Citigroup Global Markets Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.   Aggregate principal amount of purchased (out of total offering):
     $150,130,000 out of $2,500,000,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
     $150,130,000 out of $2,500,900,000

8.   Purchase price (net of fees expenses): 104.427 in 2012, 104.795 in 2013,
     105.190 in 2014, 102.408 in 2015, 105.756 in 2015, 102.285 in 2016, 105.976
     in 2016, 106.101 in 2017, 102.035 in 2032, 101.718 in 2037.

9.   Date offering commenced: June 21, 2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions satisfied:                       YES     NO
                                                                   -----  ------
     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, OR are
          Eligible Municipal Securities, OR are securities
          sold in an Eligible Foreign Offering OR are
          securities sold in an Eligible Rule 144A Offering
          OR part of an issue of government securities.             __X__  _____

     b.   The securities were purchased prior to the end
          of the first day on which any sales were made, at
          a price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                           __X__  _____

     c.   The underwriting was a firm commitment
          underwriting.                                             __X__  _____

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during the
          same period.                                              __X__  _____

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                              __X__  _____

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                                 __X__  _____


Received from: ____Janine Bianchino____________________     Date: _06/21/07_____

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock MuniYield Fund, Inc. (MYD), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock Long-Term Municipal Advantage Trust (BTA), BlackRock Municipal Income Trust II (BLE), BlackRock Municipal Income Trust (BFK), BlackRock Municipal Bond Trust (BBK), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock MuniHoldings California Insured Fund, Inc. (MUC), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock California Insured Municipal Income Trust
     (BCK), BlackRock MuniYield New Jersey Fund, Inc. (MYJ), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), The BlackRock NJ Investment
     Quality Municipal Trust (RNJ), BlackRock New Jersey Municipal Income Trust
     (BNJ), BlackRock Virginia Municipal Bond Trust (BHV), BlackRock Delaware Municipal Bond Portfolio (BR-DE), Separate Accounts, P.I.


2.   Issuer: Puerto Rico Electric Power Authority

3.   Date of Purchase: 4/20/2007

4.   Underwriter from whom purchased: J.P. Morgan

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
     Merrill Lynch

6.   Aggregate principal amount of purchased (out of total offering):
     $96,025,000 out of $1,943,565,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
     $132,370,000 out of $1,943,565,000.

8. Purchase price (net of fees and expenses): 107.456 in 2014, 107.983 of 5.00 in 2015, 101.037 of 4.00 in 2015, 108.560 in 2016, 107.068 in 2017, 106.726
     in 2018, 109.550 in 2019, 106.130 in 2020, 108.017 in 2020, 105.876 in
     2021, 107.757 in 2021, 105.707 in 2022, 107.498 in 2022, 105.454 in 2023,
     107.326 in 2023, 107.154 in 2024, 104.867 in 2032, and 100 in 2029.

9.   Date offering commenced: 4/18/2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                  YES     NO
                                                                   -----  ------

     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, OR are
          Eligible Municipal Securities, OR are securities
          sold in an Eligible Foreign Offering OR are
          securities sold in an Eligible Rule 144A Offering
          OR part of an issue of government securities.             __X__  _____

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                           __X__  _____

     c.   The underwriting was a firm commitment
          underwriting.                                             __X__  _____

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                          __X__  _____

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                              __X__  _____

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                                 __X__  _____


Received from: ____Janine Bianchino____________________      Date: _5/3/07_____